                                PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
     / /  Preliminary Proxy Statement
     /X/  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           GUNDLE/SLT ENVIRONMENTAL, INC.
                  (Name of Registrant as specified in its Charter)

                           GUNDLE/SLT ENVIRONMENTAL, INC.
                     (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check the appropriate box):
     /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

         (1) Title of each class of securities to which the transaction applies:

             -------------------------------------------------------------------

         (2) Aggregate number of securities to which the transaction applies:

             -------------------------------------------------------------------

         (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

         (5) Total fee paid:

             -------------------------------------------------------------------

     / /  Fee paid previously with preliminary materials
     / / Check Box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                       [GUNDLE/SLT ENVIRONMENTAL, INC. LOGO]
                         GUNDLE/SLT ENVIRONMENTAL, INC.
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 2, 1996
                             ---------------------

     Notice is hereby given that the annual meeting of the stockholders of Gundle/SLT Environmental, Inc. (the "Company") will be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060, on Thursday, May 2, 1996, at 11:00 a.m., Houston Time, for the following purposes:

          1. To elect a board of six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify;

          2. To consider and act upon a proposal to approve the 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the "Director Plan");

          3. To consider and act upon a proposal to approve the Amended and Restated 1995 Incentive Stock Plan (the "Restated Plan"); and

          4. To consider and act upon such other business as may properly be presented to the meeting.

     A record of stockholders has been taken as of the close of business on March 15, 1996, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at the offices of the Company commencing April 22, 1996, and may be inspected during normal business hours before the annual meeting.

     If you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                             By Order of the Board of Directors

                                                  /s/ ROGER J.KLATT

                                                      ROGER J. KLATT,
                                                         Secretary

April 1, 1996

                         GUNDLE/SLT ENVIRONMENTAL, INC.
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073

                                PROXY STATEMENT

     This Proxy Statement is being mailed to stockholders commencing on or about April 1, 1996, in connection with the solicitation by the board of directors of Gundle/SLT Environmental, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in Houston, Texas on May 2, 1996, and any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the annual meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted: (i) for the election of each of the directors nominated by the Company named herein; (ii) for approval of the Director Plan; and (iii) for approval of the Restated Plan, or otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a proxy signed on a later date or voting in person at the annual meeting.

     As of March 15, 1996, the record date for the determination of stockholders entitled to vote at the annual meeting, there were 17,699,999 shares of the common stock outstanding. Each share of common stock entitles the holder to one vote on all matters presented at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting six nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. Each of the nominees has previously been elected by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

     Certain information concerning the nominees is set forth below:

                                                                                         COMMON STOCK
                                                                                      BENEFICIALLY OWNED
                                                                                         DECEMBER 31,
                                                                                            1995(1)
                                                                                      -------------------
                                                                           DIRECTOR              PERCENT
             NAME                            POSITION                AGE    SINCE     SHARES(2)  OF CLASS
- ------------------------------  -----------------------------------  ---   --------   --------   --------
Samir T. Badawi(3)(4)(5)(6)...  Director and chairman of the board   56      1995     7,007,500    39.6%
Ahmed Y. Khalawi(4)...........  Director                             59      1995         5,000     *
T. William Porter(5)..........  Director                             54      1988        17,500     *
William P. Reid(6)............  Director, president and chief        46      1995       245,000     1.4%
                                executive officer
Hugh L. Rice(4)...............  Director                             49      1990        10,000     *
Brian D. Young(3)(5)(6).......  Director                             41      1986     2,071,656    11.7%

                                                   (Footnotes on following page)

- ---------------

 *  Less than 1% of outstanding shares.

(1) Each person has sole voting and investment power with respect to the shares listed, except as otherwise specified.

(2) Includes shares underlying outstanding stock options, as follows: Mr. Badawi -- 5,000; Mr. Khalawi -- 5,000; Mr. Porter -- 12,500; Mr.
    Reid -- 237,500; and Mr. Rice -- 10,000.

(3) As representatives of Wembley, Ltd. ("Wembley") and Odyssey Partners, L.P., ("Odyssey") Messrs. Badawi and Young may be deemed to beneficially own the 7,000,000 and 2,071,656 shares owned by Wembley and Odyssey, respectively. Each disclaims any beneficial ownership in such shares beyond his proportionate ownership interest, if any, in Wembley and Odyssey.

(4) Member, audit committee of the board of directors.

(5) Member, compensation committee of the board of directors.

(6) Member, executive committee of the board of directors.

     Samir T. Badawi was chairman of the board of SLT Environmental, Inc. ("SLT") prior to SLT's merger with the Company in July 1995 and is president of Wembley Ltd., the Company's largest stockholder. Prior to October 1993, Mr. Badawi served as a managing partner of Ernst & Young's professional practice in the Middle East.

     Ahmed Y. Khalawi has been a legal advisor and attorney in Saudi Arabia since 1968 and is a director of Wembley. Mr. Khalawi also served as Vice President, Legal Affairs for Saudi Arabian Airlines from 1975 to 1982.

     T. William Porter has been a partner of Porter & Hedges, L.L.P., a Houston law firm that serves as the Company's principal outside counsel, for more than 10 years. Mr. Porter is also a director of Air-Cure Technologies, Inc.

     William P. Reid became president of the Company in July 1995 after having served as president and chief executive officer of SLT for the previous six years. Prior to joining SLT, he was President of Sperry Sun Drilling Services, a Division of Baroid Corp.

     Hugh L. Rice is senior vice president of FMI Corporation, a consulting firm which provides services to the construction industry relating to corporate stock valuation, business planning and mergers and acquisitions.

     Brian D. Young is a general partner and co-founder of Eos Partners, L.P., a New York based investment concern ("Eos"). Before co-founding Eos in January 1994, he served as a general partner of Odyssey for eight years. Mr. Young is also a director of Archer Resources Ltd., The Caldor Corporation, MICOM and Black Box Corporation.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

     During 1995, the board of directors convened on three regularly scheduled occasions and ten special occasions. Committees of the board held meetings as follows: audit committee -- three meetings and compensation committee -- one meeting. Each director attended at least 75% of all meetings of the board and all committees on which he served during the year, except for Mr. Khalawi who attended one board meeting.

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the standing committees of the board. The executive committee is authorized to exercise, to the extent permitted by law, the power of the full board of directors when a meeting of the full board is not practicable or necessary. The compensation committee is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required or in those instances where the underlying benefit philosophy might be at variance with preexisting board policies, and supervises the administration of all executive compensation and benefit programs, including the establishment of specific criteria against which all annual performance based benefits are to be measured. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The board of directors does not presently maintain a nominating committee; stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices.

     Directors not employed by the Company receive an annual retainer of $16,000 in quarterly installments, fees of $1,000 per board meeting and $500 per committee meeting. The chairman of the board and committee chairmen receive an additional $500 in fees for each meeting at which they preside. Compensation paid to all non-employee directors during 1995 for service in all board capacities aggregated $111,250.

EXECUTIVE OFFICER TENURE AND IDENTIFICATION

     The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. Certain information concerning those executive officers of the Company who are not also members of the board of directors is set forth below:

     Roger J. Klatt, age 57, has served as senior vice president and chief financial officer of the Company since March 1994. During the preceding four years, Mr. Klatt served as vice president and chief financial officer of Cabot Oil and Gas Corp.

     Friedrich Struve, age 53, has served as a vice president of the Company since 1986. He is the executive with primary responsibility for engineering and research.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock at December 31, 1995, by (i) all directors, (ii) the chief executive officer and other executive officers (collectively, the "Named Executives") and (iii) all directors and executive officers as a group.

                             NAME OF PERSON                           NUMBER OF     PERCENT
                          OR IDENTITY OF GROUP                        SHARES(1)     OF CLASS
    ----------------------------------------------------------------  ---------     --------
    Samir T. Badawi(2)..............................................  7,007,500       39.6%
    Ahmed Y. Khalawi................................................      5,000        *
    T. William Porter...............................................     17,500        *
    William P. Reid.................................................    245,000        1.4%
    Hugh L. Rice....................................................     10,000        *
    Brian D. Young..................................................  2,071,656       11.7%
    Roger J. Klatt..................................................     64,500        *
    Friedrich Struve................................................     64,551        *
    All directors and executive officers as a group (8
      persons)(3)...................................................  9,485,707       53.6%

- ---------------

 *  Less than 1% of outstanding shares.

(1) Includes shares underlying outstanding stock options, as follows: Mr. Badawi -- 5,000; Mr. Khalawi -- 5,000; Mr. Porter -- 12,500; Mr.
    Reid -- 237,500; Mr. Rice -- 10,000; Mr. Klatt -- 64,500; and Mr.
    Struve -- 58,000.

(2) As representatives of Wembley and Odyssey, Messrs. Badawi and Young may be deemed to beneficially own the 7,000,000 and 2,071,656 shares owned by Wembley and Odyssey, respectively. Each disclaims any beneficial ownership in such shares beyond his proportionate ownership interest, if any, in Wembley and Odyssey.

(3) Includes (without duplication) all shares referred to in notes 1 and 2 above.

EMPLOYMENT AGREEMENT

     Mr. Reid is employed under an agreement which was originally entered into with SLT and pursuant to which he receives (i) annual base compensation of $275,000 and (ii) a bonus of up to 50% of base compensation if certain financial goals and objectives are attained. The employment agreement expires in 1998, and is cancelable without further compensation before expiration of the three-year term only for cause. In connection with the Gundle/SLT merger, Mr. Reid also received a 10-year, nonqualified stock option to purchase 200,000 shares of the Company's common stock at an exercise price of $5.375. The option vests as to one-third of the shares covered on the first, second and third anniversaries of the date of grant and is exercisable (to the extent vested) following one year from the date of grant.

VOTE REQUIRED FOR ELECTION

     The six nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of common stock of record shall be the duly elected directors upon completion of the vote tabulation at the annual meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Votes will be tabulated by Chemical Mellon Shareholder Services, L.L.C., the transfer agent and registrar for the common stock, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote. Under applicable provisions of the Company's bylaws, any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present, but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the meeting but not voting.

                            PROPOSAL TO APPROVE THE
         1996 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     At the meeting, stockholders will be asked to approve the 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the "Director Plan"). The Director Plan provides for the automatic annual grant to each non-employee director of a five-year option to purchase 2,000 shares of common stock at an exercise price equal to the market price on the date of grant. Under a similar prior plan which was terminated in December 1995, directors were granted ten-year options to purchase 5,000 shares (i) upon their initial election to the board and (ii) on the second anniversary of service on the board. The board believes that the grant of options to non-employee directors continues to be a valuable incentive for attracting and retaining qualified directors, and that annual grants of options covering fewer shares than would have been the case under the recently terminated plan is, in any event, more in keeping with the Company's overall compensation strategy than was the previous plan.

     If approved by stockholders, the Director Plan will authorize an aggregate of 100,000 shares to be issued pursuant to nonqualified stock options granted to non-employee directors of the Company. Each eligible director is to be automatically granted a five-year option to purchase 2,000 shares of common stock immediately following each annual meeting of stockholders, with each option to vest and become exercisable in its entirety one year from the date of grant. The board may terminate the Director Plan, but without the approval of stockholders, the board may not change the number of shares to be granted to eligible directors, or the date or exercise price of any grant. Except as described above, the provisions of the Director Plan are comparable to those in the previous plan.

VOTE REQUIRED FOR APPROVAL

     Approval of the Director Plan requires the affirmative vote of a majority of the outstanding shares voted at the annual meeting. The board of directors recommends a vote FOR approval of the Director Plan.

                       PROPOSAL TO AMEND AND RESTATE THE
                           1995 INCENTIVE STOCK PLAN

     At the meeting, stockholders will be asked to approve the Company's Amended and Restated 1995 Incentive Stock Plan (the "Restated Plan") which would (i) increase the number of shares available for use in connection with stock based employee benefit programs to 1,750,000 from the 1,250,000 shares presently authorized and (ii) adopt various other amendments, primarily to insure that any benefits under the Restated Plan would continue to be deductible under the Internal Revenue Code. If approved by stockholders, the Restated Plan would then incorporate the 1995 Incentive Stock Plan ("1995 Plan") and all such amendments into a single document.

     Although some 475,689 shares are presently available for stock based benefits under the 1995 Plan, the board of directors is of the view that this is likely to be an insufficient number to satisfy the Company's anticipated need for stock-based benefit availability over the five-year life of the 1995 Plan, particularly in view of the board's resolve to rely increasingly upon performance-based compensation for senior executives in the form of stock options and other benefits covered by the 1995 Plan in future years. Accordingly, based upon an independent compensation survey, the board is seeking a 500,000 share increase in the number of shares available for use in stock-based employee benefit programs.

     In general, the Internal Revenue Code limits the deductibility of individual senior executive officer compensation to $1,000,000 in any one year, unless (in the case of stock-based benefits) certain restrictive provisions have been incorporated into the program under which the employee benefit has been provided. While the board is of the view it is likely that no present benefit would exceed the statutory limit for the foreseeable future, the required restrictions would be incorporated into the Restated Plan if approved by stockholders, thus insuring the continuing deductibility of all benefits currently provided under the 1995 Plan. The proposed amendments to be incorporated into the Restated Plan include (i) the requirement that compensation committee members be exclusively "outside directors" (i.e., those having no other present or past affiliation with the Company) rather than "disinterested directors" (i.e., those with no direct interest in Plan benefits), as presently required, (ii) the requirement that any options granted under the Restated Plan must be granted at not less than 100% of fair market value, (iii) a limitation on the number of shares which may be subjected to options granted to any individual during a year to 50,000, (iv) a limitation on the number of shares that may be subjected to restricted stock or performance share issuances to any individual during a year to 100,000, (v) the establishment of specific vesting criteria for restricted stock grants or performance share issuances based upon the Company's annual net income, operating profit as a percentage of sales, and the ratio of working capital to sales, (vi) the provision for an annual "gross-up" of executive cash bonuses to cover federal income tax payable on income recognized upon the vesting of restricted stock or performance shares under the fixed vesting criteria, and
(vii) a limitation on the period during which benefits may be granted under the Restated Plan to the five years from its adoption. In all other respects, the 1995 Plan provisions would remain unchanged if the Restated Plan is approved by stockholders.

VOTE REQUIRED FOR APPROVAL

     Approval of the Plan requires the affirmative vote of a majority of the outstanding shares voted at the annual meeting. The board of directors recommends a vote FOR approval of the Restated Plan.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock at December 31, 1995, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding common stock.

                            NAME OF PERSON                           NUMBER OF     PERCENT OF
                         OR IDENTITY OF GROUP                         SHARES         CLASS
    ---------------------------------------------------------------  ---------     ----------
    Wembley, Ltd...................................................  7,000,000        39.6%
      Columbus Centre Building
      Road Town, Tortola
      British Virgin Islands
    Odyssey Partners, L.P..........................................  2,071,656        11.7%
      31 West 52nd Street
      New York, New York 10019

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was (i) the chief executive officer at any time during the period or (ii) an executive officer at December 31, 1995 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                           ANNUAL COMPENSATION               STOCK
                                     --------------------------------    OPTION AWARDS       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR     SALARY      BONUS      OTHER(1)      (SHARES)       COMPENSATION(2)
- ---------------------------  ----    --------    --------    --------    -------------    ---------------
William P. Reid............  1995    $104,500    $110,000         --        237,500           $13,900
  President and chief
     executive officer(3)
Roger J. Klatt(4)..........  1995    $165,000    $ 43,000         --         19,500           $ 2,250
  Senior vice president      1994    $137,500    $ 22,500         --         45,000           $ 1,700
     and chief financial
       officer
Friedrich Struve...........  1995    $157,300    $  7,500         --             --           $ 1,440
  Vice president             1994    $156,100    $  5,850         --         10,000           $ 1,440
                             1993    $148,900      17,550         --          5,000           $ 1,440
Thomas L. Caltrider(5).....  1995    $131,250          --         --             --           $   870
  President and chief        1994    $225,000    $ 25,000         --             --           $   510
     executive officer       1993    $112,500    $ 80,000         --        100,000           $   255

- ---------------

(1) Because the value of benefits did not exceed 10% of annual compensation for any individual, amounts are omitted.

(2) Represents life insurance premium cost.

(3) Effective July 27, 1995.

(4) Commenced employment in March 1994.

(5) Through July 27, 1995.

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the Named Executives during 1995 under the Company's 1995 Incentive Stock Plan.

                                          INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE VALUE AT
                        -----------------------------------------------------    ASSUMED ANNUAL RATES OF STOCK
                                     PERCENT OF TOTAL                                        PRICE
                                     OPTIONS GRANTED                            APPRECIATION FOR OPTION TERM(2)
                         OPTIONS     TO EMPLOYEES IN    EXERCISE   EXPIRATION   -------------------------------
         NAME           GRANTED(1)         YEAR          PRICE        DATE        0%         5%         10%
- ----------------------- ----------   ----------------   --------   ----------   -------   --------   ----------
William P. Reid........   200,000           69%          $5.375      07/27/05   $37,500   $676,100   $1,713,300
                           37,500           13%          $5.500      12/15/02        --   $ 84,000   $  195,700
Roger J. Klatt.........    19,500            7%          $5.500      12/15/02        --   $ 43,700   $  101,800

- ---------------

(1) If a "change of control" were to occur prior to exercise or expiration of the option, the entire option would automatically be converted into an amount of cash equal to any unrealized appreciation in the option.

(2) Potential values stated are the result of using the SEC method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term and, in the case of options granted at less than fair market value, 0%. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the unexercised options to purchase shares of common stock for each of the Named Executives held by them at December 31, 1995. None of the Named Executives exercised any stock options during 1995.

                                               NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                     OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                 DECEMBER 31, 1995              DECEMBER 31, 1995(1)
                                            ----------------------------    ----------------------------
                     NAME                   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
    --------------------------------------  -----------    -------------    -----------    -------------
    William P. Reid.......................         --         237,500              --         $39,844
    Thomas L. Caltrider(2)................     66,667          33,333              --              --
    Roger J. Klatt........................      7,000          57,500              --         $ 4,344
    Friedrich Struve......................     38,000          20,000         $12,117         $ 3,125

- ---------------

(1) Represents the difference between the closing price for the common stock on the American Stock Exchange on December 31, 1995 ($5.5625 per share), and any lesser exercise price.

(2) Served as chief executive officer through July 27, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors (as it was constituted on January 1, 1995) has furnished the following report on executive compensation for 1995. The 1995 compensation program for executive officers who were incumbent at the beginning of the year was approved by the compensation committee and ratified without change by the board of directors prior to the beginning of the year. The 1995 compensation package for Mr. Reid, who became the Company's chief executive officer upon consummation of the merger with SLT, was contractually established by the board of SLT and was approved by the Company's board of directors without change pursuant to the terms of the merger.

     Under the supervision of the compensation committee, the Company has sought to maintain and enhance its profitability, and thus the value of its common stock, by relating executive compensation and stock-based benefits to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation for senior executives (including the chief executive officer and the other Named Executives) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the board of directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the compensation committee's collective best judgment, which necessarily involves subjective as well as objective elements. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation. Using the criteria set forth above, no pay increase for executive officers was authorized by the compensation committee during 1995.

     Annual bonuses are intended to reflect a policy of requiring a minimum level of Company financial performance for the year before any bonuses are earned by senior executives, with bonuses for achieving higher levels of performance directly related to the level achieved. In setting such performance criteria, the committee considers the total compensation payable or potentially available to the chief executive officer and other Named Executives. While the development of any business involves factors other than profitability, the emphasis of the committee in recent years (with board concurrence) has been on encouraging management to maintain the Company's profitability. For 1995, however, bonuses were based entirely upon subjective criteria or were individually negotiated with the affected executives, since previously existing bonus criteria were no longer applicable following the merger with SLT. On this basis, the following bonuses have been paid to senior executives in respect of 1995: Mr. Reid -- $110,000; Mr. Caltrider -- $100,000; Mr. Klatt -- $43,000; and
Mr. Struve -- $7,500.

     The board of directors is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct and continuing focus upon the goal of constantly striving to increase long-term stockholder value. For several years, the Company sought to encourage such value building for stockholders through the annual award of nonqualified stock options to senior executives. However, no options were awarded to the Named Executives during 1995, except for (i) a contractually agreed 200,000 share option granted to Mr. Reid upon his acceptance of employment in July 1995 and (ii) subsequent grants of 37,500 and 19,500 share options to Messrs. Reid and Klatt.

     The compensation committee intends, with any necessary concurrence of the board of directors, to continue to consider alternate forms of stock-based incentives with a view to affording the maximum possible long-term performance based benefits to senior executives at the least possible cost and the greatest attainable economic efficiency to the Company, with such benefits designed as nearly as practicable to directly align the economic interests of professional managers with those of the Company's stockholders. Pursuant to applicable rules of the Securities and Exchange Commission, non-management members of the compensation committee and the board are deemed to own beneficially (without duplication for any "shared" ownership) an aggregate of 2,099,156 shares, or 11.9%, of the Company's outstanding common stock.

                                                 The Compensation Committee

                                                     T. William Porter
                                                     Hugh L. Rice
                                                     Brian D. Young

COMMON STOCK PERFORMANCE GRAPH

     The following graph illustrates the yearly percentage change in the cumulative total shareholder return on the Company's common stock, compared with the cumulative total return on (i) the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and (ii) the Smith Barney Solid Waste Pollution Control Index (the "Smith Barney Index"), for the five years ended December 31, 1995:

      Measurement Period                            Smith Barney      S&P 500
    (Fiscal Year Covered)            Gundle/SLT        Index           Index
12/31/90                                100.00          100.00          100.00
12/31/91                                111.65          115.90          130.50
12/31/92                                 69.90          114.31          140.54
12/31/93                                 57.28           85.49          154.83
12/31/94                                 40.78           89.07          156.76
12/31/95                                 43.20          101.79          215.44

     In all cases, the cumulative total return assumes, as contemplated by the Securities and Exchange Commission (the "Commission") rules, that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security.

CERTAIN TRANSACTIONS

     In connection with the July 1995 merger of the Company with SLT, the board of directors awarded Brian D. Young a special bonus of $50,000 as compensation for time and expense incurred in negotiating the merger.

     Under arrangements negotiated in connection with the merger with SLT, it was agreed that William P. Reid replace Thomas L. Caltrider as the Company's president and chief executive officer. Mr. Caltrider was retained to provide consulting services to the Company for 18 months following the merger at a salary of $12,500 per month and received a bonus of $100,000 upon consummation of the merger.

AUDITORS

     Ernst & Young LLP ("Ernst & Young") is the independent auditor of the Company. While management anticipates that this relationship will continue to be maintained during 1996 and subsequent years, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of Ernst & Young LLP inasmuch as no such action is legally required. Representatives of Ernst & Young LLP plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     Prior to September 1995, Arthur Andersen LLP ("Arthur Andersen") served as independent auditors for the Company. During 1995, the audit committee of the board of directors considered several independent public accounting firms, including Arthur Andersen, for possible selection as the Company's auditors for 1995, but after considerable review, Ernst & Young was selected. Management had no disagreement with Arthur Andersen on any material matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Arthur Andersen's report on the financial statements for the year ended March 31, 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. It is not anticipated that representatives of Arthur Andersen will be in attendance at the meeting.

     The audit committee of the board of directors assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter which the committee or the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors if future circumstances were to indicate that such action is desirable.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Securities and Exchange Commission which purports to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the captions "Other Information -- Compensation Committee Report on Executive Compensation" or "Other
Information -- Common Stock Performance Graph."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the forms received by it, the Company believes that during the year ended December 31, 1995, all filing requirements applicable to the Company's executive officers, directors and 10% shareholders were met.

OTHER MATTERS

     The annual report to stockholders covering the year ended December 31, 1995 either has been mailed to each stockholder entitled to vote at the annual meeting or accompanies this proxy statement.

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1997 annual meeting of stockholders is required to submit such proposal to the Company on or before December 12, 1996.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

     The persons designated as to proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                             By Order of the Board of Directors

                                                  /s/ ROGER J.KLATT

                                                      ROGER J. KLATT,
                                                         Secretary

April 1, 1996

                        GUNDLE/SLT ENVIRONMENTAL, INC.

              THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                        ANNUAL MEETING OF MAY 2, 1996


        The undersigned stockholder of Gundle/SLT Environmental, Inc. (the "Company") hereby appoints William P. Reid and Roger J. Klatt, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Houston Marriott North at Greenspoint, 255 North Sam Houston Parkway East, Houston, Texas 77060, on Thursday, May 2, 1996, at 11:00 a.m., Houston Time, and at any adjournment of said meeting, all of the shares of common stock in the name of the undersinged or which the undersigned may be entitled to vote.

        The board of directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted for such nominees.

        The board of directors recommends a vote FOR the approval of the 1996 Nonqualified Stock Option Plan for Non-Employee Directors.

        The board of directors recommends a vote FOR the approval of the Amended and Restated 1995 Incentive Stock Plan.


                        (PLEASE SIGN ON REVERSE SIDE)

                           o FOLD AND DETACH HERE o

                                                                                                                      ___     ___
                          (CONTINUED FROM OTHER SIDE)                                                   Please mark   |         |
                                                                                                       your votes as  |    X    |
                                                                                                       indicated in   |         |
                                                                                                       this example   |__     __|

1. Election of Directors               Samir T. Badawi, Ahmed Y. Khalawi, T. William Porter, William P. Reid, Hugh L. Rice and
                                       Brian D. Young
      FOR all           WIHHOLD
  nominees listed      AUTHORITY       Instruction: To withhold authority to vote for any individual nominee, write that nominee's
   to the right       to vote for      name on the line provided below:
    (except as       all nominees
     marked to         listed to       --------------------------------------------------------------------------------------------
   the contrary)       the right
       [  ]              [  ]

2. Approval of the 1996 Nonqualified   3. Approval of the Amended and Restated   4. In their discretion, upon such other matters as
   Stock Option Plan for Non-Employee     1995 Incentive Stock Plan.                may properly come before the meeting; hereby
   Directors.                                                                       revoking any proxy or proxies heretofore given
       FOR   AGAINST   ABSTAIN                 FOR   AGAINST   ABSTAIN              by the undersigned.
       [ ]     [ ]       [ ]                   [ ]     [ ]       [ ]
                                                                                 The undersigned hereby acknowledges receipt of the
                                                                                 Notice of Annual Meeting of Stockholders and Proxy
                                                                                 Statement furnished herewith.

                                                                                 Dated ______________________________________, 1996


                                                                                 __________________________________________________
                                                                                               Stockholders Signature

                                                                                 __________________________________________________
                                                                                               Stockholders Signature

                                                                                 Signature should agree with name printed hereon.
                                                                                 If Stock is held in the name of more than one
                                                                                 person, EACH joint owner should sign. Executors,
                                                                                 administrators, trustees, guardians and attorneys
                                                                                 should indicate the capacity in which they sign.
                                                                                 Attorneys should submit powers of attorney.

                                                                                  PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE

                           o FOLD AND DETACH HERE o